UHY LDMB Advisors Inc.  Chartered Accountants

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of Race World International, Inc. on Form SB-2 of our report dated October 10, 2007
With respect to our audit of the financial statements of Race World International, Inc. as of August 31, 2007, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference of our Firm under the heading "Experts" in same Prospectus.

/s/ UHY LDMB Advisors Inc.
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UHY LDMB Advisors Inc.

Chartered Accountants
Langley, British Columbia

October 10, 2007